                                                              Draft as of 4/6/95

                             U.S. ESCROW AGREEMENT


          U.S. ESCROW AGREEMENT, dated as of April ___, 1995, by and among Alliance Pharmaceutical Corp., a New York corporation (the "Company"), Oppenheimer & Co., Inc., as representative (the "Representative") on behalf of itself and Cowen & Company (each, a "U.S. Placement Agent") and Citibank, N.A., a national banking association incorporated under the laws of the United States of America (the "U.S. Escrow Agent"). Capitalized terms used herein without definition shall have the meanings assigned to them in the U.S. Placement Agency Agreement.

          WHEREAS, the Company proposes to sell an aggregate of up to 2,500,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") principally to institutional investors (the "U.S. Investors") within the United States of America (the "U.S. Offering") pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act") and registration or exemptions from registration under state securities laws [for an aggregate of $________], all as described in the Company's registration statement on Form S-3 (Registration No. 33-58093)(together with all amendments thereof or supplements thereto, the "Registration Statement"); and

          WHEREAS, the Company concurrently proposes to sell the Shares principally to institutional investors (the "International Investors"; together with the U.S. Investors, the "Investors") in certain countries outside the United States of America (the "International Offering"; together with the U.S. Offering, the "Offerings") pursuant to the exemption from registration provided by Regulation S under the Securities Act [for an aggregate of $ _______], all as described in the Company's international offering memorandum (together with amendments thereof or supplements thereto, the "International Offering Memorandum"); and

          WHEREAS, the Common Stock is being offered by the Company to Investors whom the U.S. Placement Agents and the International Placement Agents have introduced to the Company; and

          WHEREAS, the Offerings will terminate on April 28, 1995 (the "Termination Date") and, if subscriptions for the total number of shares of Common Stock being offered pursuant to the Registration Statement and the International Offering Memorandum have not been received by the Company on or before the Termination Date, no shares of Common Stock will be sold and all payments made by Investors will be refunded by the Escrow Agents with interest earned thereon, if any; and

          WHEREAS, with respect to all subscription payments received from U.S. Investors, the Company proposes to establish an escrow account with the U.S. Escrow Agent at the office of its Escrow Administration, 63 Broadway, New York, New York 10004.

          NOW THEREFORE, it is agreed as follows:

          1.   Establishment of Escrow.  The U.S. Escrow Agent hereby agrees to
               -----------------------
receive and disburse the proceeds from the U.S. Offering and any interest earned thereon in accordance herewith.

          2.   Deposit of Escrowed Property.  The Representative shall, on
               ----------------------------
behalf of the U.S. Investors, from time to time, but in no event later than 12:00 noon on the date preceding the Closing Date, cause each U.S. Investor to wire or deposit with the U.S. Escrow Agent funds or checks of the U.S. Investor delivered in payment for Common Stock (the "Escrowed Property"). Any checks delivered to the U.S. Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the U.S. Escrow Agent. The U.S. Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Representative, on behalf of such U.S. Investor, in the same manner notices are delivered pursuant to Section 6. Upon receipt of funds or checks from a U.S. Investor, the U.S. Escrow Agent shall credit such funds and the amount of such checks to a non-interest-bearing account (the "U.S. Escrow Account") held by the U.S. Escrow Agent. If, following the credit of the amount of any check to the U.S. Escrow Account, such check is dishonored, the U.S. Escrow Agent shall, if the amount of such dishonored check had been invested pursuant to Section 3, liquidate such investments to the extent of such amount and debit the U.S. Escrow Account for the same amount plus, if any, the amount of interest and other income earned on any investment made in the amount of such dishonored check.

          3.   Investment of Escrowed Property.  The U.S. Escrow Agent, on the
               -------------------------------
second business day ("business day" defined for purposes of this U.S. Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) succeeding the credit of any subscription proceeds to the U.S. Escrow Account pursuant to Section 2 (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the next succeeding business day), shall deposit such proceeds in a Citibank, N.A. Money Market Deposit Account, pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in accordance with the terms set forth on Exhibit A attached hereto and made a part hereof. Such proceeds shall remain in the Citibank, N.A. Money Market Deposit Account until they are released in accordance with the terms hereof. In no event shall the U.S. Escrow Agent be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.

          4.   List of U.S. Investors.  The Representative shall furnish or
               ----------------------
cause to be furnished to the U.S. Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, substantially in the form of Exhibit B hereto, containing, with respect to each U.S. Investor whose funds are being deposited, its name, address and social security or taxpayer identification number, if applicable, the number of Shares for which it has subscribed and the subscription amount it has delivered to the U.S. Escrow Agent, and to which is attached a completed W-9 form [(or, in the case of any U.S. Investor who is not a United States citizen or resident, a W-8 form)] for each listed U.S. Investor. The U.S. Escrow Agent shall notify the Representative and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the U.S. Escrow Agent. The U.S. Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

          5.   Withdrawal of Subscription Amounts.  (a)  If the U.S. Escrow
               ----------------------------------
Agent shall receive a notice, substantially in the form of Exhibit C hereto (an "Offering Termination Notice"), from the Company, the U.S. Escrow Agent shall
(i) promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the U.S. Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 3 and send to each U.S. Investor listed on the list held by the U.S. Escrow Agent pursuant to
Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph
(e) of this Section 5, a check to the order of such U.S. Investor in the amount of the remaining subscription amount held by the U.S. Escrow Agent as set forth on such list held by the U.S. Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each such U.S. Investor in the amount of interest and other income earned and not yet paid with respect to any investment of such U.S. Investor's funds. The U.S. Escrow Agent shall notify the Company and the Representative of the distribution of such funds to the U.S. Investors.

          (b) In the event that (i) the Common Stock has been subscribed for and funds in respect thereof shall have been deposited with the U.S. Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the U.S. Escrow Agent, the Company and the Representative shall deliver to the U.S. Escrow Agent a joint notice, substantially in the form of Exhibit D hereto (a "Closing Notice"), designating the date on which the Common Stock is to be sold and delivered to the U.S. Investors thereof (the "Closing Date"), which date shall not be earlier than the clearance of any checks received by the U.S. Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the U.S. Investors and the number of shares of Common Stock to be sold to each thereof on such Closing Date, not less than two (2) nor more than five (5) business days prior to such Closing Date. The U.S. Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

               (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);

               (ii) on such Closing Date, pay to the Company and the U.S. Placement Agents, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the U.S. Investors identified in such Closing Notice for the Common Stock to be sold on such Closing Date as set forth on the list held by the U.S. Escrow Agent pursuant to Section 4; and

               (iii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to
     Section 3 were terminated pursuant to such Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each U.S. Investor identified in such Closing Notice in the amount of interest and other income earned and not yet paid with respect to any investment of each such U.S. Investor's funds distributed on such Closing Date. At the time of such transfer, the U.S. Escrow Agent shall identify in writing to the Company and the U.S. Placement Agent the amount of the interest earned for the account of each U.S. Investor and the date such subscription was received.

          (c) If at any time and from time to time prior to the release from escrow of any U.S. Investor's total subscription amount pursuant to paragraph
(a) or (b) of this

Section 5, the Company shall deliver to the U.S. Escrow Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such U.S. Investor have been rejected by the Company (a "Rejected Subscription"), the U.S. Escrow Agent (i) promptly after receipt of such Subscription Termination Notice and, if such U.S. Investor delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall liquidate, to the extent of the sum of such U.S. Investor's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 3 and send to such U.S. Investor, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such U.S. Investor in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, shall send to such U.S. Investor, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such U.S. Investor in the amount of interest and other income earned and not yet paid with respect to any investment of such U.S. Investor's Rejected Subscription amount. At the time of such transfer, the U.S. Escrow Agent shall identify in writing to the Company and the Representative the amount of the interest earned for the account of each U.S. Investor and the date such subscription was received.

          (d) On a date following the transfer of any interest earned for the account of each U.S. Investor pursuant to Section 5(a), (b) or (c), but not later than January 31, 1996, the U.S. Escrow Agent shall provide each U.S. Investor with tax form 1099 setting forth the amount of such interest.

          (e) For the purposes of this Section 5, any check that the U.S. Escrow Agent shall be required to send to any U.S. Investor shall be sent to such U.S. Investor by first class mail, postage prepaid, at such U.S. Investor's address furnished to the U.S. Escrow Agent pursuant to Section 4.

          6.   Notices.  Any notice or other communication required or permitted
               -------
to be given hereunder shall be in writing and shall be (a) delivered by hand or
(b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

          if to the Company, to:

               Alliance Pharmaceutical Corp.
               3040 Science Park Road
               San Diego, California 92121
               Attention:  Lloyd Rowland, Esq.

          with a copy to:

               Stroock & Stroock & Lavan
               7 Hanover Square
               New York, New York 10004
               Attn:  Melvin Epstein, Esq.

          if to the Representative, to:

               Oppenheimer & Co., Inc.
               World Financial Center
               New York, New York 10281
               Attention:  Peter Crowley

          with a copy to:

               Morgan, Lewis & Bockius
               101 Park Avenue
               45th Floor
               New York, New York 10178
               Attention:  Stephanie W. Abramson, Esq.

          if to the U.S. Escrow Agent, to:

               Citibank, N.A.
               Corporate Trust
               Escrow Administration
               120 Wall Street, l3th Fl.
               New York, New York  10043
               Attention:  Mr. Bryan Gartenberg

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the U.S. Escrow Agent and notices of changes of address shall not be effective until received.

          7.   Concerning the U.S. Escrow Agent.  To induce the U.S. Escrow
               --------------------------------
Agent to act hereunder, it is further agreed by the Company and the Representative that:

          (a) The U.S. Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this U.S. Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

          (b) This U.S. Escrow Agreement expressly sets forth all of the duties of the U.S. Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this U.S. Escrow Agreement against the U.S. Escrow Agent. The U.S. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this U.S. Escrow Agreement.

          (c) The U.S. Escrow Agent shall not be liable, except for its own negligence or willful misconduct and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the U.S. Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the U.S. Escrow Agent (and any successor U.S. Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this U.S. Escrow Agreement. Without limiting the foregoing, the U.S. Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

          (d) The U.S. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The U.S. Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The U.S. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this U.S. Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

          (f) The U.S. Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the U.S. Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the U.S. Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

          This paragraph (f) and paragraph (c) of this Section 7 shall survive notwithstanding any termination of this U.S. Escrow Agreement or the resignation of the U.S. Escrow Agent.

          (g) The U.S. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

          (h) The U.S. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The U.S. Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Company and the Representative or at any time may resign by giving written notice to such effect to the Company and the Representative. Upon any such termination or resignation, the U.S. Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the U.S. Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this U.S. Escrow Agreement. The termination or resignation of the U.S. Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery (A) to the U.S. Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the U.S. Escrow Agent's written notice of resignation. If at that time the U.S. Escrow Agent has not received a designation of a successor escrow agent, the U.S. Escrow Agent's sole responsibility thereafter shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or any enforceable order of a court of competent jurisdiction.

          (j) The U.S. Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement among or between the other parties hereto and/or the U.S. Investors resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the U.S. Escrow Agent in good faith is in doubt as to what action it should take hereunder, the U.S. Escrow Agent shall be entitled to retain the Escrowed Property until the U.S. Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the U.S. Investors directing delivery of the Escrowed Property, in which event the U.S. Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the U.S. Escrow Agent to the effect that said court order is final and non-appealable. The U.S. Escrow Agent shall act on such court order and legal opinion without further question.

          (l) As consideration for the U.S. Escrow Agent's agreement to act as escrow agent as herein described, the Company agrees to pay the U.S. Escrow Agent fees determined in accordance with the terms set forth on Exhibit F attached hereto and made a part hereof. In addition, the Company agrees to reimburse the U.S. Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the U.S. Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

          (m) The parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this U.S. Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent permitted by law, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          (n) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the U.S. Escrow Agent's name or the rights, powers, or duties of the U.S. Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the U.S. Escrow Agent shall first have given its specific written consent thereto. The U.S. Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and International Offering Memorandum.

          8.  Miscellaneous.
              -------------

          (a) This U.S. Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the U.S. Investors and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 7 with respect to the termination of, or resignation by, the U.S. Escrow Agent. No party may assign any of its rights or obligations under this U.S. Escrow Agreement without the written consent of the other parties.

          (b) This U.S. Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without reference to its rules as to conflicts of law).

          (c) This U.S. Escrow Agreement may be modified only by a writing signed by all of the parties hereto and consented to by the U.S. Investors adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

          (d) This U.S. Escrow Agreement shall terminate upon the payment pursuant to Section 5 of all amounts held in the U.S. Escrow Account.

          (e) The section headings herein are for convenience of reference only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

          (f) This U.S. Escrow Agreement may be executed in one or more counterparts each of which shall constitute an original but all such separate counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this U.S. Escrow Agreement to be executed as of the day and year first above written.


                              ALLIANCE PHARMACEUTICAL CORP.


                              By:  ______________________________
                                                            Name:
                                                            Title:


                              OPPENHEIMER & CO., INC.
                              COWEN & COMPANY

                              BY: Oppenheimer & Co., Inc., as
Representative of the U.S.                                 Placement Agents


                              By:    ______________________________
                                                            Name:
                                                            Title:


                                                            CITIBANK, N.A.


                              By: ______________________________
                                                            Name:
                                                            Title:

                                  EXHIBIT A

              Citibank, N.A. Insured Money Market Deposit Accounts


          Deposits/Withdrawals may be made to the Citibank, N.A. Money Market Deposit Account ("MMDA") established under the U.S. Escrow Agreement to which this Exhibit is attached only through the U.S. Escrow Account. All transaction and balance reporting of the MMDA will be included as part of the U.S. Escrow Account Statement. Activity in the MMDA will be reflected as the equivalent of dollars on deposit in a Citibank, N.A. Money Market Deposit Account. Deposits/Withdrawals to the MMDA will be made only as permitted by the U.S. Escrow Agreement to which this Exhibit is attached. The MMDA has certain regulatory restrictions as well as some minimum requirements:

          1. By regulation, Citibank, N.A. is required to reserve the right to require seven days' prior notice of any withdrawals of funds from an account; provided, however, that, if Citibank, N.A. elects to exercise its right to require seven days' prior notice, it shall exercise such right as to all such accounts established.

          2. A daily balance of $10,000 must be maintained on deposit in the MMDA. If the MMDA should fall below $10,000 on any day, Citibank, N.A. will be authorized to transfer the remaining balance to the U.S. Escrow Account.

          3. Rates will be determined by Citibank, N.A. and can be determined by calling your custody account officer.

          4. Balances up to $100,000 (total on deposit at Citibank, N.A.) are FDIC-insured.

                                   EXHIBIT B
                            SUMMARY OF CASH RECEIVED
                            NEW PARTICIPANT DEPOSIT

                                                                               Date: _______________________________
Deposit Date:                                                                  List Number: ________________________
Investment Date:                                                               Page ____ of ________________________
Batch Number:                                                                  Approved By: ________________________
                                                                               JOB#: _______________________________
    For Bank use only

TITLE: _______________________________________________________
- --------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------
                                             NUMBER OF                    TAX ID NO./                  FOR BANK
        NAME                 DEPOSIT         SHARES         ADDRESS       SOC.SEC. NO.                 USE ONLY
- --------------------------------------------------------------------------------------------------------------------
                                                                                                      TAX CODE
                                                                                                      EXEMPT(Y/N)
                                                                                                      W-9(YR) NRA
                                                                                                      W-8(YR)
                                                                                                      1008(87)
- --------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                                   Misc. II       Misc. III    TAX CODE
                                                                                                      EXEMPT(Y/N)
                                                                                                      W-2(YR) NRS
                                                                                                      W-8(YR)
                                                                                                      1008(87)
- --------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                                   Misc. II       Misc. III    TAX CODE
                                                                                                      EXEMPT(Y/N)
                                                                                                      W-2(YR) NRS
                                                                                                      W-8(YR)
                                                                                                      1008(87)
- --------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                                   Misc. II       Misc. III    TAX CODE
                                                                                                      EXEMPT(Y/N)
                                                                                                      W-2(YR) NRS
                                                                                                      W-8(YR)
                                                                                                      1000(87)
- --------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                                   Misc. II       Misc. III

                                   EXHIBIT C


                     [Form of Offering Termination Notice]



Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, l3th Fl.
New York, New York  10043

Attention:  Mr. Bryan Gartenberg

Dear Mr. Gartenberg:

         Pursuant to Section 5(a) of the U.S. Escrow Agreement dated as of April __, 1995 among Alliance Pharmaceutical Corp. (the "Company"), Oppenheimer & Co., Inc. and you, the Company hereby notifies you of the termination of the Offerings and directs you to make payments to U.S. Investors as provided for in
Section 5(a) of the U.S. Escrow Agreement.

                             Very truly yours,

                             ALLIANCE PHARMACEUTICAL CORP.



                             By: _______________________________
                                 Name:
                                 Title:

                                   EXHIBIT D

                            [Form of Closing Notice]



                                                __________ __, 1995

Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, l3th Fl.
New York, New York  10043

Attention:  Mr. Bryan Gartenberg

Dear Mr. Gartenberg:

    Pursuant to Section 5(b) of the U.S. Escrow Agreement dated as of __________ __, 1995, (the "U.S. Escrow Agreement") among Alliance Pharmaceutical Corp. (the "Company"), Oppenheimer & Co., Inc. and you, the Company hereby certifies that it has received subscriptions for all the shares of Common Stock and the Company will sell and deliver the Common Stock to the U.S. Investors thereof at a closing to be held on __________ __, 1995 (the "Closing Date"). The names of the U.S. Investors concerned, the number of shares subscribed for by each of such U.S. Investors and the related subscription amounts are set forth on
Schedule I annexed hereto.

    Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions.

    We hereby request that the aggregate subscription amount be paid to the U.S. Placement Agents and us as follows:

          1.  To the Company, $________________;

          2. To Oppenheimer & Co., Inc., on behalf of the U.S. Placement Agents, $_______________; and

          3.  To the U.S. Escrow Agent, $______________.

      These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


                            Very truly yours,

                            ALLIANCE PHARMACEUTICAL CORP.



                            By:   _____________________________
                                  Name:
                                  Title:


                            OPPENHEIMER & CO., INC.



                            By:   ______________________________
                                  Name:
                                  Title:

                                   SCHEDULE I
                                   ----------


Name of U.S.                         Number of             Subscription
Investor                              Shares                  Amount
- ------------                         ---------             ------------

                                   EXHIBIT E


                   [Form of Subscription Termination Notice]



Citibank, N.A.
Corporate Trust
Escrow Administration
120 Wall Street, l3th Fl.
New York, New York  10043

Attention:  Mr. Bryan Gartenberg

Dear Mr. Gartenberg:

         Pursuant to Section 5(c) of the U.S. Escrow Agreement dated as of __________ __, 1995 among Alliance Pharmaceutical Corp. (the "Company"), Oppenheimer & Co., Inc. and you, the Company hereby notifies you that the following subscription(s) have been rejected:


                                     Amount of               Dollar
                                     Subscribed              Amount of
Name of U.S.                         Shares                  Rejected
Investor                             Rejected                Subscription
- ------------                         ----------              ------------



                             Very truly yours,

                             ALLIANCE PHARMACEUTICAL CORP.


                             By:  ____________________________
                                  Name:
                                  Title:

                                   EXHIBIT F


A. A fee of $5,000 representing a minimum administration fee shall be paid upon execution of the U.S. Escrow Agreement to which this Exhibit is attached.

B.  A fee equal to:

    (1)  10 Basis Points or the first $5,000,000 of any part thereof,

    (2)  6 Basis Points on the next $5,000,000

    (3)  3 Basis Points on the next $90,000,000

    (4) 1/2 Basis Points on amount over $100,000,000 or Escrowed Property received by the U.S. Escrow Agent prior to the Closing Date pursuant to the terms of the Offerings. The initial fee paid at the time of execution will be deducted from the Escrow Administration fee as calculated pursuant to the above schedule.

C.  A fee for record-keeping equal to the following:

    (1)  $4.00 for each check issued by the U.S. Escrow Agent

    (2) $9.00 for each participant (hard copy input of U.S. Investor information) and

    (3)  $2.00 for each 1099 form issued

    (4)  $5.00 for each interest calculation

    (5) $20.00 for each cancellation, correction or withdrawal of Escrowed Property made by the U.S. Escrow Agent pursuant to Section 6(d) of the U.S. Escrow Agreement to which this Exhibit is attached shall be paid when billed by the U.S. Escrow Agent.

Capitalized terms not otherwise defined shall have the meanings subscribed thereto in the U.S. Escrow Agreement to which this Exhibit is attached.

                                      F-1